EXHIBIT (j)(1)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Trustees and Shareholder

Old Mutual Global Shares Trust

We consent to the use of our report dated November 16, 2009, for the GlobalShares FTSE Emerging Markets Fund, a series of the Old Mutual Global Shares Trust, included herein and to the references to our firm under the captions “FUND SERVICE PROVIDERS” in the prospectus and “MISCELLANEOUS INFORMATION” in the Statement of Additional Information.

Boston, Massachusetts

November 16, 2009